Exhibit 99.1

The First Bancshares, Inc. Reports a 137.7% Increase In Net Income Available to Common Shareholders for the Third Quarter Ended September 30, 2019; Declares Quarterly Dividend

HATTIESBURG, Miss.--(BUSINESS WIRE)--October 21, 2019--The First Bancshares, Inc. (“FBMS” or “the Company”) (NASDAQ: FBMS), holding company for The First, A National Banking Association, (www.thefirstbank.com) reported today net income available to common shareholders of $12.3 million for the quarter ended September 30, 2019, an increase of $7.1 million, or 137.7%, compared to $5.2 million for the quarter ended September 30, 2018, and an increase of $0.3 million, or 2.4%, compared to the second quarter of 2019. Operating net earnings increased 59.9%, or $4.8 million, for the quarter ended September 30, 2019, totaling $12.8 million as compared to $8.0 million for the third quarter of 2018, and increased $0.8 million, or 6.4%, as compared to $12.1 million for the second quarter of 2019. Operating net earnings for the third quarter of 2019 excludes merger-related costs of $0.6 million, net of tax. Operating net earnings for the third quarter of 2018 excludes merger-related costs of $3.0 million, net of tax, and income in the form of financial assistance grant from the U. S. Department of Treasury of $0.2 million, net of tax. Operating net earnings for the second quarter of 2019 excludes merger-related costs of $0.1 million, net of tax.

For the third quarter of 2019, fully diluted earnings per share were $0.71, compared to $0.39 for the third quarter of 2018 and $0.69 for the second quarter of 2019. Excluding the impact of the merger-related costs and income described above, fully diluted operating earnings per share for the third quarter of 2019 were $0.74 as compared to $0.61 for the third quarter of 2018, and $0.70 for the second quarter of 2019. Fully diluted earnings per share for the third quarter of 2019 include the purchase of 13,873 shares related to the Company’s $20 million share repurchase program. Fully diluted earnings per share for second quarter of 2019 include the purchase of 143,566 shares related to the Company’s $20 million share repurchase program.

Highlights for the Quarter:

  On July 22, 2019, the Company announced the signing of an Agreement and Plan of Merger with First Florida Bancorp, Inc. (“FFB”), parent company of First Florida Bank, headquartered in Destin, FL. Upon completion, the acquisition will add 7 locations servicing the areas of Destin, Fort Walton, Crestview and Panama City, Florida. The closing of the transaction is expected to occur on October 31, 2019 subject to customary closing conditions.
  In connection with the acquisition of FFB, both regulatory and FFB shareholder approval have been obtained.
  Net interest margin for the linked quarter improved 2 bps when excluding the impact of purchase accounting adjustments.
  Operating net earnings increased 59.9% to $12.8 million for the quarter ended September 30, 2019 as compared to the third quarter of 2018.

M. Ray “Hoppy” Cole, President and Chief Executive Officer, commented, “We are pleased with the continued improvement in the earnings of our Company. The substantial increase in operating earnings year over year and on a linked quarter basis are reflective of our teams focus on the successful integration of multiple acquisitions over the last year. During the quarter we announced our upcoming merger with First Florida Bancorp. First Florida is a high performing, well run bank headquartered in Destin. Our partnership is a perfect strategic fit adding additional market share in Florida and opening up new markets for us in Destin, Panama City and the surrounding areas.

Balance Sheet

Consolidated assets increased $9.4 million to $3.482 billion at September 30, 2019 from $3.473 billion at June 30, 2019 primarily related to an increase in investment securities offset by an increase in borrowings due to the seasonality of the public fund portfolio.

Total average loans were $2.343 billion at September 30, 2019, as compared to $2.338 billion at June 30, 2019, and $1.721 billion at September 30, 2018, representing an increase of $5.8 million, or 0.25%, for the sequential quarter comparison, and an increase of $622.5 million, or 36.2%, as compared to September 30, 2018. The acquisitions of FMB Banking Corporation (“FMB”) and FPB Financial Corp (“FPB”), accounted for $530.2 million, net of fair value marks, of the total increase in average loans as compared to the third quarter of 2018.

Total average deposits were $2.766 billion at September 30, 2019, as compared to $2.863 billion at June 30, 2019, and $2.070 billion at September 30, 2018, representing a decrease of $96.8 million, or 3.4%, for the sequential quarter comparison, and an increase of $695.9 million, or 33.6%, as compared to September 30, 2018. The acquisitions of FMB and FPB accounted for $719.6 million of the total increase in average deposits as compared to September 30, 2018. The decrease in average deposits of $96.8 million during the third quarter of 2019 was largely due to decreases in public fund deposits of $73.1 million, which is attributable to the seasonality of public funds.

Asset Quality

Nonperforming assets totaled $47.3 million at September 30, 2019, an increase of $9.3 million compared to $38.0 million at June 30, 2019 and an increase of $23.9 million compared to $23.4 million at September 30, 2018. Nonaccrual loans and loans past due 90 days and over still accruing increased $10.7 million while other real estate decreased $1.2 million for the linked quarter. The majority of the increase in the year-over-year comparison was related to acquired loans. The ratio of the allowance for loan and leases losses (ALLL) to total loans was 0.56% at September 30, 2019, 0.51% at June 30, 2019 and 0.56% at September 30, 2018. The ratio of annualized net charge-offs (recoveries) to total loans was 0.004% for the quarter ended September 30, 2019 compared to (0.01%) for the quarter ended June 30, 2019 and 0.03% for the quarter ended September 30, 2018.

Third Quarter 2019 vs. Third Quarter 2018 Earnings Comparison

Net income available to common shareholders for the third quarter of 2019 totaled $12.3 million compared to $5.2 million for the third quarter of 2018, an increase of $7.1 million or 137.7%.

Operating net earnings for the third quarter of 2019 totaled $12.8 million compared to $8.0 million for the third quarter of 2018, an increase of $4.8 million or 59.9%. The calculation of operating net earnings excludes the merger-related costs for each quarter and the income for the third quarter of 2018 as discussed above.

Net interest income for the third quarter of 2019 was $30.5 million, an increase of $8.8 million when compared to the third quarter of 2018. The increase was due to interest income earned on a higher volume of loans. Fully tax equivalent (“FTE”) net interest income totaled $30.7 million and $21.9 million for the third quarter of 2019 and 2018, respectively. FTE net interest income increased $8.8 million in the prior year quarterly comparison due to increased loan volume. Purchase accounting adjustments accounted for $0.8 million of the difference in net interest income for the third quarter comparisons. Third quarter 2019 FTE net interest margin of 4.05% included 19 basis points related to purchase accounting adjustments compared to 3.97% for the same quarter in 2018, which included 11 basis points related to purchase accounting adjustments. Excluding the purchase accounting adjustments, the core net interest margin remained unchanged at 3.86% in prior year quarterly comparison.

Non-interest income increased $2.0 million for the third quarter of 2019 as compared to the third quarter of 2018 due to increased service charges and interchange fee income of $1.5 million primarily based on the increased deposit base due to the acquisitions. Mortgage income increased $0.7 million in prior year quarterly comparison. Non-interest income for the third quarter of 2018 included the Financial Assistance Award of $0.2 million from the U.S. Department of the Treasury as a result of our designation as a Community Development Financial Institution.

Third quarter 2019 non-interest expense was $20.8 million, an increase of $1.0 million, or 5.3% as compared to the third quarter of 2018. Excluding the decrease in acquisition charges of $3.4 million for the third quarter of 2019, non-interest expense increased $4.4 million in the third quarter of 2019, of which $3.4 million was attributable to the operations of FMB and FPB, as compared to third quarter of 2018.

Investment securities totaled $640.8 million, or 18.4% of total assets at September 30, 2019, versus $444.0 million, or 17.7% of total assets at September 30, 2018. The average balance of investment securities increased $174.1 million in prior year quarterly comparison, primarily as a result of the acquisitions. The average tax equivalent yield on investment securities increased 22 basis points to 3.24% from 3.02% in prior year quarterly comparison. The investment portfolio had a net unrealized gain of $13.9 million at September 30, 2019 as compared to a net unrealized loss of $8.4 million at September 30, 2018.

The FTE average yield on all earning assets increased 26 basis points in prior year quarterly comparison, from 4.68% for the third quarter of 2018 to 4.94% for the third quarter of 2019. Average interest expense increased 25 basis points from 0.92% for the third quarter of 2018 to 1.17% for the third quarter of 2019 due primarily to increased interest-bearing deposit accounts. Cost of all deposits averaged 76 basis points for the third quarter of 2019 compared to 53 basis points for the third quarter of 2018.

Third Quarter 2019 vs Second Quarter 2019 Earnings Comparison

Net income available to common shareholders for the third quarter of 2019 increased $0.3 million, or 2.4% to $12.3 million compared to $12.0 million for the second quarter of 2019. For the third quarter of 2019, fully diluted earnings per share were $0.71, compared to $0.69 for the second quarter of 2019.

Operating net earnings for the third quarter of 2019 compared to the second quarter of 2019 increased $0.8 million or 6.4% from $12.1 million to $12.8 million. Operating net earnings exclude the merger-related costs for the third and second quarters of 2019 as discussed above. Excluding the impact of the merger-related costs described above, fully diluted operating earnings per share for the third quarter of 2019 were $0.74 as compared to $0.70 for the second quarter of 2019.

Net interest income for the third quarter of 2019 was $30.5 million as compared to $30.8 million for the second quarter of 2019, a decrease of $0.3 million. FTE net interest income decreased $0.3 million to $30.7 million from $31.0 million in sequential-quarter comparison. Both comparison decreases were due to the reduction in purchase accounting adjustments. Third quarter 2019 FTE net interest margin of 4.05% included 19 basis points related to purchase accounting adjustments compared to 4.07% for the second quarter in 2019, which included 23 basis points related to purchase accounting adjustments. Excluding the purchase accounting adjustments, the core net interest margin increased 2 basis points in sequential quarter comparison.

Investment securities totaled $640.8 million, or 18.4% of total assets at September 30, 2019, versus $622.8 million, or 17.9% of total assets at June 30, 2019. The average balance of investment securities remained unchanged in sequential-quarter comparison. The average tax equivalent yield on investment securities decreased 16 basis points to 3.24% from 3.40% in sequential-quarter comparison. The investment portfolio had a net unrealized gain of $13.9 million at September 30, 2019 as compared to a net unrealized gain of $12.6 million at June 30, 2019.

The FTE average yield on all earning assets decreased in sequential-quarter comparison from 4.96% to 4.94%. Average interest expense increased 1 basis point from 1.16% for the second quarter of 2019 to 1.17% for the third quarter of 2019. Cost of all deposits averaged 76 basis points for the third quarter of 2019 compared to 77 basis points for the second quarter of 2019.

Non-interest income increased $0.4 million in sequential-quarter comparison resulting from increased mortgage income and interchange fee income.

Non-interest expense for the third quarter of 2019 was $20.8 million compared to $20.9 million for the second quarter of 2019. Excluding acquisition charges for each quarter, non-interest expense decreased $0.7 million in sequential-quarter comparison, of which $0.4 million is attributable to the savings in operational costs associated to FPB which was acquired in the first quarter.

Year-to-Date Earnings Comparison

In year-over-year comparison, net income available to common shareholders increased $17.5 million, or 122.0%, from $14.4 million for the nine months ended September 30, 2018 to $31.9 million for the same period ended September 30, 2019. Operating net earnings increased $14.0 million or 66.9% from $20.8 million for the nine months ended September 30, 2018 to $34.8 million for the same period ended September 30, 2019. Operating net earnings excludes merger-related costs of $3.1 million, net of tax, and financial assistance grants of $0.2 million, net of tax, for the year-to-date period ended September 30, 2019, and merger-related costs of $7.3 million, net of tax, and financial assistance grants of $0.9 million, net of tax, for the year-to-date period ended September 30, 2018.

Net interest income increased $28.7 million in year-over-year comparison, primarily due to interest income earned on a higher volume of loans.

Non-interest income was $19.4 million at September 30, 2019, an increase of $5.2 million in year-over-year comparison consisting of increases in service charges on deposit accounts, interchange fee income, mortgage income, as well as other charges and fees.

Non-interest expense was $63.6 million at September 30, 2019, an increase of $9.5 million in year-over-year comparison of which $3.5 million is related to the acquisition and operations of Southwest, Sunshine, FMB and FPB. The remaining increase of $6.0 million in expenses for the legacy bank are related to salaries and employee benefits of $2.5 million and other expenses of $3.5 million.

Declaration of Cash Dividend

The Company announced that its Board of Directors declared a cash dividend of $0.08 per share to be paid on its common stock on November 22, 2019 to shareholders of record as of the close of business on November 8, 2019.

About The First Bancshares, Inc.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association. Founded in 1996, The First has operations in Mississippi, Louisiana, Alabama, Florida and Georgia. The Company’s stock is traded on the NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

Non-GAAP Financial Measures

Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. This press release includes operating net earnings, operating earnings per share, fully tax equivalent net interest income, total tangible common equity, tangible book value per common share and certain ratios derived from these non-GAAP financial measures. The Company believes that the non-GAAP financial measures included in this press release allow management and investors to understand and compare results in a more consistent manner for the periods presented in this press release. Non-GAAP financial measures should be considered supplemental and not a substitute for the Company’s results reported in accordance with GAAP for the periods presented, and other bank holding companies may define or calculate these measures differently. These non-GAAP financial measures should not be considered in isolation and do not purport to be an alternative to net income, earnings per share, net interest income, book value or other GAAP financial measures as a measure of operating performance. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measure is provided in this press release following the Condensed Consolidated Financial Information (unaudited).

Forward Looking Statements

This news release contains statements regarding the projected performance of The First Bancshares, Inc. and its subsidiary. These statements constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act. Actual results may differ materially from the projections provided in this release since such projections involve significant known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; interest rate risk; legislation or regulatory changes which adversely affect the ability of the consolidated Company to conduct business combinations or new operations; and risks related to the proposed acquisition of FFB and the acquisitions of Southwest, Sunshine, FMB and FPB, including the risk that the proposed acquisition of FFB does not close when expected or at all because conditions to closing are not satisfied on a timely basis or at all, the terms of the proposed transactions with FFB need to be modified to satisfy such conditions, and that the anticipated benefits from the transactions with Southwest, Sunshine, FMB, FPB and FFB are not realized in the time frame anticipated or at all as a result of changes in general economic and market conditions or other unexpected factors or events. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission, which are available on the SEC’s website, http://www.sec.gov. The Company disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS DATA	Quarter Ended 9/30/19	Quarter Ended 6/30/19	Quarter Ended 3/31/19	Quarter Ended 12/31/18	Quarter Ended 9/30/18
Total Interest Income	$ 37,241	$ 37,571	$ 33,273	$ 30,555	$ 25,628
Total Interest Expense	6,782	6,799	6,142	5,285	3,959
Net Interest Income	30,459	30,772	27,131	25,270	21,669
FTE net interest income*	30,739	31,040	27,388	25,524	21,925
Provision for loan losses	974	791	1,123	574	412
Non-interest income	7,103	6,716	5,554	6,396	5,074
Non-interest expense	20,825	20,891	21,893	22,249	19,786
Earnings before income taxes	15,763	15,806	9,669	8,843	6,545
Income tax expense	3,491	3,823	2,034	1,982	1,383
Net income available to common shareholders	$ 12,272	$ 11,983	$ 7,635	$ 6,861	$ 5,162

PER COMMON SHARE DATA
Basic earnings per share	$ 0.72	$ 0.70	$ 0.49	$ 0.48	$ 0.39
Diluted earnings per share	0.71	0.69	0.48	0.48	0.39
Diluted earnings per share, operating*	0.74	0.70	0.63	0.64	0.61
Quarterly dividends per share	.08	.08	.07	.05	.05
Book value per common share at end of period	27.92	27.22	26.30	24.49	22.09
Tangible book value per common share at period end*	19.39	18.72	17.79	16.88	17.10
Market price at end of period	32.30	30.34	30.90	30.91	39.05
Shares outstanding at period end	17,125,035	17,129,915	17,272,731	14,830,598	13,074,516
Weighted average shares outstanding:
Basic	17,131,080	17,182,049	15,646,476	14,247,555	13,072,455
Diluted	17,267,953	17,311,626	15,770,622	14,371,562	13,192,207

AVERAGE BALANCE SHEET DATA
Total assets	$3,439,202	$3,460,394	$3,181,761	$2,812,212	$2,470,607
Loans and leases	2,343,392	2,337,583	2,167,495	1,959,179	1,720,884
Total deposits	2,765,816	2,862,653	2,599,842	2,296,966	2,069,910
Total common equity	470,024	454,965	390,217	328,250	284,839
Total tangible common equity*	324,619	308,303	262,553	222,402	219,077

SELECTED RATIOS
Annualized return on avg assets	1.43%	1.39%	0.96%	0.98%	0.84%
Annualized return on avg assets, operating*	1.49%	1.39%	1.25%	1.30%	1.30%
Annualized return on avg common equity, operating*	10.91%	10.60%	10.18%	11.14%	11.26%
Annualized return on avg tangible common equity, oper*	15.80%	15.64%	15.13%	16.44%	14.64%
Average loans to average deposits	84.73%	81.66%	83.37%	85.29%	83.14%
FTE Net Interest Margin*	4.05%	4.07%	3.89%	4.08%	3.97%
Efficiency Ratio	55.03%	55.33%	66.46%	69.69%	73.28%
Efficiency Ratio, operating*	53.17%	55.09%	57.21%	59.06%	58.76%

CREDIT QUALITY
Allowance for loan losses (ALLL) as a % of total loans	0.56%	0.51%	0.48%	0.49%	0.56%
Nonperforming assets to tangible equity + ALLL	13.71%	11.42%	12.32%	13.17%	10.05%
Nonperforming assets to total loans + OREO	2.00%	1.61%	1.67%	1.66%	1.33%
Annualized QTD net charge-offs (recoveries) to total loans	0.004%	(0.01%)	(0.008%)	0.02%	0.03%

*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands)
BALANCE SHEET	Sept 30, 2019	June 30, 2019	Mar 31, 2019	Dec 31, 2018	Sept 30, 2018
Assets
Cash and cash equivalents	$ 159,990	$ 165,984	$ 248,576	$ 159,107	$ 122,371
Securities available-for-sale	612,002	598,607	598,796	492,701	424,940
Securities held-to-maturity	6,328	6,396	6,397	6,000	6,000
Other investments	22,517	17,819	15,298	16,227	13.104
Total investment securities	640,847	622,822	620,491	514,928	444,044
Loans held for sale	11,104	8,597	6,238	4,838	4,269
Total loans	2,349,986	2,351,998	2,335,348	2,060,422	1,748,483
Allowance for loan losses	(13,043)	(12,091)	(11,235)	(10,065)	(9,765)
Loans, net	2,336,943	2,339,907	2,324,113	2,050,357	1,738,718
Premises and equipment	96,726	97,115	94,624	74,783	62,342
Other Real Estate Owned	9,974	11,205	11,588	10,869	8,453
Goodwill and other intangibles	146,091	145,649	147,150	112,916	65,238
Other assets	80,256	81,305	80,199	76,188	66,355
Total assets	$3,481,931	$3,472,584	$3,532,979	$3,003,986	$2,511,790

Liabilities and Shareholders’ Equity
Non-interest bearing deposits	$ 642,054	$ 645,838	$ 655,900	$ 570,148	$ 430,430
Interest-bearing deposits	2,119,291	2,185,362	2,258,418	1,887,311	1,616,016
Total deposits	2,761,345	2,831,200	2,914,318	2,457,459	2,046,446
Borrowings	136,250	71,250	61,750	85,500	85,508
Subordinated debentures	80,639	80,600	80,561	80,521	75,117
Other liabilities	25,609	23,253	22,003	17,252	15,921
Total liabilities	3,003,843	3,006,303	3,078,632	2,640,732	2,222,992
Total shareholders’ equity	478,088	466,281	454,347	363,254	288,798
Total liabilities and shareholders’ equity	$3,481,931	$3,472,584	$3,532,979	$3,003,986	$2,511,790

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Three Months Ended
	9/30/19	6/30/19	3/31/19	12/31/18	9/30/18
Interest Income:
Loans, including fees	$ 31,279	$ 30,912	$ 27,569	$ 25,184	$ 21,824
Investment securities	4,752	5,017	4,339	3,785	3,126
Accretion of purchase accounting adjustments	1,201	1,552	1,235	1,532	583
Other interest income	9	90	130	54	95
Total interest income	37,241	37,571	33,273	30,555	25,628
Interest Expense:
Deposits	5,156	5,377	4,275	3,506	2,740
Borrowings	451	288	546	482	52
Subordinated debentures	1,270	1,188	1,233	1,179	1,125
Accretion of purchase accounting adjustments	(95)	(54)	88	118	42
Total interest expense	6,782	6,799	6,142	5,285	3,959
Net interest income	30,459	30,772	27,131	25,270	21,669
Provision for loan losses	974	791	1,123	574	412
Net interest income after provision for loan losses	29,485	29,981	26,008	24,696	21,257

Non-interest Income:
Service charges on deposit accounts	1,979	1,918	1,831	1,887	1,538
Mortgage Income	1,800	1,559	909	969	1,066
Interchange Fee Income	2,252	2,045	1,652	1,527	1,180
Gain (loss) on securities, net	57	36	38	334	-
Financial Assistance Award/Bank Enterprise Award	-	-	233	950	233
Other charges and fees	1,015	1,158	891	729	1,057
Total non-interest income	7,103	6,716	5,554	6,396	5,074

Non-interest expense (benefit):
Salaries and employee benefits	11,612	11,615	10,697	10,336	9,266
Occupancy expense	2,632	2,532	2,442	2,281	2,163
FDIC premiums	111	426	(52)	369	278
Marketing	62	160	175	173	60
Amortization of core deposit intangibles	796	796	716	750	349
Other professional services	1,140	980	920	452	847
Acquisition charges	705	91	3,179	4,155	4,059
Other non-interest expense	3,767	4,291	3,816	3,733	2,764
Total Non-interest expense	20,825	20,891	21,893	22,249	19,786
Earnings before income taxes	15,763	15,806	9,669	8,843	6,545
Income tax expense	3,491	3,823	2,034	1,982	1,383
Net income available to common shareholders	$ 12,272	$ 11,983	$ 7,635	$ 6,861	$ 5,162

Diluted earnings per common share	$ 0.71	$ 0.69	$ 0.48	$ 0.48	$ 0.39
Diluted earnings per common share, operating*	$ 0.74	$ 0.70	$ 0.63	$ 0.64	$ 0.61
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands except per share data)
EARNINGS STATEMENT	Year to Date
	2019	2018
Interest Income:
Loans, including fees	$ 89,760	$ 58,905
Investment securities	14,108	8,968
Accretion of purchase accounting adjustments	3,988	1,201
Other interest income	229	348
Total interest income	108,085	69,422
Interest Expense:
Deposits	14,808	7,076
Borrowings	1,285	659
Subordinated debentures	3,691	1,977
Amortization of purchase accounting adjustments	(61)	91
Total interest expense	19,723	9,803
Net interest income	88,362	59,619
Provision for loan losses	2,888	1,546
Net interest income after provision for loan losses	85,474	58,073

Non-interest Income:
Service charges on deposit accounts	5,728	3,906
Mortgage Income	4,268	3,079
Interchange Fee Income	5,949	3,720
Gain (loss) on securities, net	131	(5)
Financial Assistance Award/Bank Enterprise Award	233	1,150
Other charges and fees	3,064	2,314
Total non-interest income	19,373	14,164

Non-interest expense:
Salaries and employee benefits	33,924	26,557
Occupancy expense	7,606	5,844
FDIC premiums	485	1,013
Marketing	397	210
Amortization of core deposit intangibles	2,308	906
Other professional services	3,040	1,474
Acquisition charges	3,975	9,655
Other non-interest expense	11,874	8,405
Total Non-interest expense	63,609	54,064
Earnings before income taxes	41,238	18,173
Income tax expense	9,348	3,809
Net income available to common shareholders	$ 31,890	$ 14,364

Diluted earnings per common share	$ 1.90	$ 1.13
Diluted earnings per common share, operating*	$ 2.07	$ 1.64
*See reconciliation of Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Condensed Consolidated Financial Information (unaudited) (in thousands)
COMPOSITION OF LOANS	Sept 30, 2019	Percent of Total	June 30, 2019	Mar 31, 2019	Dec 31, 2018	Sept 30, 2018	Percent of Total
Commercial, financial and agricultural	$ 338,584	14.3%	$ 342,535	$ 340,333	$ 301,182	$ 246,401	14.1%
Real estate – construction	284,103	12.0%	352,826	348,788	298,718	251,240	14.3%
Real estate – commercial	943,218	39.9%	881,831	857,918	776,880	654,040	37.3%
Real estate – residential	724,860	30.7%	713,350	722,611	617,804	529,515	30.2%
Lease Financing Receivable	3,239	0.1%	3,616	3,060	2,891	2,659	0.2%
Obligations of States & subdivisions	16,545	0.7%	17,192	13,734	16,941	16,374	0.9%
Consumer	39,437	1.7%	40,648	48,904	46,006	48,254	2.8%
Loans held for sale	11,104	0.6%	8,597	6,238	4,838	4,269	0.2%
Total loans	$2,361,090	100%	$2,360,595	$2,341,586	$2,065,260	$1,752,752	100%

COMPOSITION OF DEPOSITS	Sept 30, 2019	Percent of Total	June 30, 2019	Mar 31, 2019	Dec 31, 2018	Sept 30, 2018	Percent of Total
Noninterest bearing	$642,054	23.3%	$645,838	$655,900	$570,148	$430,430	21.0%
NOW and other	926,704	33.5%	999,881	1,062,112	835,434	705,851	34.5%
Money Market/Savings	651,539	23.6%	645,611	647,783	566,276	503,772	24.6%
Time Deposits of less than $250,000	401,559	14.5%	408,164	414,281	384,030	321,619	15.7%
Time Deposits of $250,000 or more	139,489	5.1%	131,706	134,242	101,571	84,774	4.2%
Total Deposits	$2,761,345	100%	$2,831,200	$2,914,318	$2,457,459	$2,046,446	100%

ASSET QUALITY DATA	Sept 30, 2019		June 30, 2019	Mar 31, 2019	Dec 31, 2018	Sept 30, 2018
Nonaccrual loans	$ 35,175		$ 25,608	$ 26,502	$ 21,895	$ 13,572
Loans past due 90 days and over	2,116		989	943	1,325	805
Total nonperforming loans	37,291		26,597	27,445	23,220	14,377
Other real estate owned	9,974		11,205	11,588	10,869	8,453
Nonaccrual securities	52		208	208	208	616
Total nonperforming assets	$ 47,317		$38,010	$39,241	$34,297	$ 23,446

Nonperforming assets to total assets	1.36%		1.09%	1.11%	1.14%	0.93%
Nonperforming assets to total loans + OREO	2.00%		1.61%	1.67%	1.66%	1.33%
ALLL to nonperforming loans	34.98%		45.46%	40.94%	43.35%	67.92%
ALLL to total loans	0.56%		0.51%	0.48%	0.49%	0.56%

Quarter-to-date net charge-offs (recs)	$ 23		$ (65)	$ (47)	$ 93	$ 151
Annualized QTD net chg-offs (recs) to loans	0.004%		(0.01%)	(0.008%)	0.02%	0.03%

FIRST BANCSHARES, INC and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

Yield	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
Analysis	September 30, 2019			June 30, 2019			March 31, 2019			December 31, 2018			September 30, 2018
		Tax			Tax			Tax			Tax			Tax
	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/	Avg	Equivalent	Yield/
	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate	Balance	interest	Rate

Taxable securities	$ 494,184	$ 3,924	3.18%	$ 497,988	$ 4,227	3.40%	$ 435,576	$ 3,581	3.29%	$ 369,820	$ 2,808	3.04%	$ 331,601	$ 2,369	2.86%
Tax-exempt
securities	127,750	1,108	3.47%	124,367	1,058	3.40%	117,831	1,015	3.45%	114,055	1,003	3.52%	116,235	1,013	3.49%
Total investment
securities	621,934	5,032	3.24%	622,355	5,285	3.40%	553,407	4,596	3.32%	483,875	3,811	3.15%	447,836	3,382	3.02%
FFS & Int bearing dep	-			-
in other banks	71,165	9	0.05%	89,936	90	0.40%	94,778	130	0.55%	57,655	282	1.96%	42,174	95	0.90%
Loans	2,343,392	32,480	5.54%	2,337,583	32,464	5.56%	2,167,495	28,804	5.32%	1,959,179	26,716	5.45%	1,720,884	22,407	5.21%
Total Interest
earning assets	3,036,491	37,521	4.94%	3,049,874	37,839	4.96%	2,815,680	33,530	4.76%	2,500,709	30,809	4.93%	2,210,894	25,884	4.68%
Other assets	402,711			410,520			366,081			311,503			259,713
Total assets	$ 3,439,202			$ 3,460,394			$ 3,181,761			$ 2,812,212			$ 2,470,607

Interest-bearing
liabilities:
Deposits	$ 2,140,419	$ 5,061	0.95%	$ 2,231,462	$ 5,323	0.95%	$ 2,024,718	$ 4,363	0.86%	$ 1,776,780	$ 3,615	0.81%	$ 1,629,195	$ 2,782	0.68%
Repo	-	-	0.00%	-	-	0.00%	-	-	0.00%	-	-	0.00%	-	-	0.00%
Fed funds purchased	6,708	11	0.66%	5,450	30	2.20%	150	5	13.33%	1,455	18	4.95%	1,893	27	5.71%
FHLB	88,533	440	1.99%	32,310	258	3.19%	86,119	541	2.51%	92,352	465	2.01%	22,469	25	0.45%
Subordinated
debentures	80,619	1,270	6.30%	80,579	1,188	5.90%	80,540	1,233	6.12%	75,391	1,187	6.30%	75,124	1,125	5.99%
Total interest
bearing liabilities	2,316,279	6,782	1.17%	2,349,801	6,799	1.16%	2,191,527	6,142	1.12%	1,945,978	5,285	1.09%	1,728,681	3,959	0.92%
Other liabilities	652,899			655,628			600,017			537,984			457,087
Shareholders' equity	470,024			454,965			390,217			328,250			284,839
Total liabilities and
shareholders'
equity	$ 3,439,202			$ 3,460,394			$ 3,181,761			$ 2,812,212			$ 2,470,607

Net interest
income (FTE)*		$ 30,739	3.77%		$ 31,040	3.81%		$ 27,388	3.64%		$ 25,524	3.84%		$ 21,925	3.77%

Net interest margin (FTE)*			4.05%			4.07%			3.89%			4.08%			3.97%

Core net interest
margin*			3.86%			3.84%			3.71%			3.84%			3.86%

*See reconciliation for Non-GAAP financial measures

FIRST BANCSHARES, INC and SUBSIDIARIES Reconciliation of Non-GAAP Financial Measures (unaudited) (in thousands except per share data)

	Three Months Ended
Per Common Share Data	Sept 30, 2019	June 30, 2019	Mar 31, 2019	Dec 31, 2018	Sept 30, 2018
Book value per common share	$ 27.92	$ 27.22	$ 26.30	$ 24.49	$ 22.09
Effect of intangible assets per share	8.53	8.50	8.51	7.61	4.99
Tangible book value per common share	$ 19.39	$ 18.72	$ 17.79	$ 16.88	$ 17.10

Diluted earnings per share	$ 0.71	$ 0.69	$ 0.48	$ 0.48	$ 0.39
Effect of acquisition charges	0.04	0.01	0.21	0.29	0.31
Tax on acquisition charges	(0.01)	-	(0.05)	(0.07)	(0.08)
Effect of gain on sale of securities	-	-	-	(0.02)	-
Tax on gain on sale	-	-	-	.01	-
Effect of Treasury awards	-	-	(0.01)	(0.07)	(0.02)
Tax on Treasury awards	-	-	-	0.02	0.01
Diluted earnings per share, operating	$ 0.74	$ 0.70	$ 0.63	$ 0.64	$ 0.61

	Year to Date
		2019		2018
Diluted earnings per share		$ 1.90		$ 1.13
Effect of acquisition charges		0.24		0.76
Tax on acquisition charges		(0.06)		(0.18)
Effect of gain on sale of securities		-		-
Tax on gain on sale		-		-
Effect of Treasury awards		(0.01)		(0.09)
Tax on Treasury awards		-		0.02
Diluted earnings per share, operating		$ 2.07		$ 1.64

	Year to Date
		2019		2018
Net income available to common shareholders		$ 31,890		$ 14,364
Acquisition charges		3,975		9,655
Tax on acquisition charges		(887)		(2,311)
Gain on sale of securities		-		-
Tax on gain on sale		-		-
Treasury awards		(233)		(1,150)
Tax on Treasury awards		59		290
Net earnings available to common shareholders, operating		$ 34,804		$ 20,848

	Three Months Ended
Average Balance Sheet Data	Sept 30, 2019	June 30, 2019	Mar 31, 2019	Dec 31, 2018	Sept 30, 2018
Total average assets A	$3,439,202	$3,460, 394	$3,181,761	$2,812,212	$2,470,607
Total average earning assets B	3,036,492	$3,049,874	$2,815,680	$2,500,709	$2,210,894

Common Equity C	$ 470,024	$ 454,965	$ 390,217	$ 328,250	$ 284,839
Less intangible assets	145,405	146,662	127,664	105,848	65,762
Tangible common equity D	$ 324,619	$ 308,303	$ 262,553	$ 222,402	$ 219,077

	Three Months Ended
Net Interest Income Fully Tax Equivalent	Sept 30, 2019	June 30, 2019	Mar 31, 2019	Dec 31, 2018	Sept 30, 2018
Net interest income E	$ 30,459	$ 30,772	$ 27,131	$ 25,270	$ 21,669
Tax-exempt investment income	(828)	(790)	(758)	(749)	(757)
Taxable investment income	1,108	1,058	1,015	1,003	1,013
Net Interest Income Fully Tax Equivalent F	$ 30,739	$ 31,040	$ 27,388	$ 25,524	$ 21,925

Annualized Net Interest Margin E/B	4.01%	4.04%	3.85%	4.04%	3.92%
Annualized Net Interest Margin, Fully Tax Equivalent F/B	4.05%	4.07%	3.89%	4.08%	3.97%

	Three Months Ended
Core Net Interest Margin	Sept 30, 2019	June 30, 2019	Mar 31, 2019	Dec 31, 2018	Sept 30, 2018
Net interest income (FTE)	$ 30,739	$ 31,040	$ 27,388	$ 25,524	$ 21,925
Less purchase accounting adjustments	1,296	1,607	1,147	1,414	541
Net interest income, net of purchase accounting adj G	$ 29,443	$ 29,433	$ 26,241	$ 24,110	$ 21,384

Total average earning assets	$3,036,492	$3,049,874	$2,815,680	$2,500,709	$2,210,894
Add average balance of loan valuation discount	13,679	15,265	13,869	12,803	6,836
Avg earning assets, excluding loan valuation discount H	$3,050,171	$3,065,139	$2,829,549	$2,513,511	$2,217,730

Core net interest margin G/H	3.86%	3.84%	3.71%	3.84%	3.86%

	Three Months Ended
Efficiency Ratio	Sept 30, 2019	June 30, 2019	Mar 31, 2019	Dec 31, 2018	Sept 30, 2018
Operating Expense
Total non-interest expense	$ 20,825	$ 20,891	$ 21,893	$ 22,245	$ 19,786
Pre-tax non-operating expenses	(705)	(91)	(3,179)	(4,155)	(4,059)
Adjusted Operating Expense I	$ 20,120	$ 20,800	$ 18,714	$ 18,090	$ 15,727

Operating Revenue
Net interest income, FTE	$ 30,739	$ 31,040	$ 27,388	$ 25,524	$ 21,925
Total non-interest income	7,103	6,716	5,554	6,396	5,074
Pre-tax non-operating items			(233)	(1,292)	(233)
Adjusted Operating Revenue J	$ 37,842	$ 37,756	$ 32,709	$ 30,628	$ 26,766

Efficiency Ratio, operating I/J	53.17%	55.09%	57.21%	59.06%	58.76%

	Three Months Ended
Return Ratios	Sept 30, 2019	June 30, 019	Mar 31, 2019	Dec 31, 2018	Sept 30, 2018
Net income available to common shareholders K	$ 12,272	$ 11,983	$ 7,635	$ 6,861	$ 5,162
Acquisition charges	705	91	3,179	4,155	4,059
Tax on acquisition charges	(152)	(23)	(712)	(910)	(1,027)
Gain on sale				(342)
Tax on gain on sale				86
Treasury awards			(233)	(950)	(233)
Tax on Treasury awards			59	242	59
Net earnings available to common shareholders, oper L	$ 12,825	$ 12,051	$ 9,928	$ 9,142	$ 8,020

Annualized return on avg assets K/A	1.43%	1.39%	0.96%	0.98%	0.84%
Annualized return on avg assets, oper L/A	1.49%	1.39%	1.25%	1.30%	1.30%
Annualized return on avg common equity, oper L/C	10.91%	10.60%	10.18%	11.14%	11.26%
Annualized return on avg tangible common equity, oper L/D	15.80%	15.64%	15.13%	16.44%	14.64%

Mortgage Department
Net Interest Income after provision for loan losses	$ 200	$ 194	$ 176	$ 267	$ 154
Loan fee income	1,800	1,559	909	969	1,066
Salaries and employee benefits	986	941	823	774	855
Other non-interest expense	134	140	154	124	136
Earnings before income taxes	$ 880	$ 672	$ 108	$ 338	$ 229

Contacts

For additional information, contact:

M. Ray “Hoppy” Cole
Chief Executive Officer

Dee Dee Lowery
Chief Financial Officer
(601) 268-8998